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                             KEY EMPLOYEE AGREEMENT

                                   ----------

         To:      Mr. William C. Dow                      As of August 15, 1997
                  8 Brayton Avenue
                  East Greenwich, Rhode Island  02818

         The undersigned, PLC Systems Inc., a British Columbia corporation, which together with its wholly-owned subsidiaries, as well as its successors and assigns (hereinafter collectively referred to as the "Company"), hereby agree with you as follows:

         l.       Position and Responsibilities.

                  1.1 You shall serve as President and Chief Executive Officer of the Company and shall perform the duties customarily associated with such capacity from time to time and at such place or places as the Company shall designate are appropriate and necessary in connection with such employment; provided, however, that you shall not be required to relocate your place of employment beyond a 20 mile radius from Franklin, Massachusetts without your prior written consent. You shall also be appointed, nominated, elected and serve as a member of the Board of Directors of the Company as long as you serve as President and Chief Executive Officer of the Company.

                  1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and the business affairs of the Company. You agree to perform such executive duties as may be reasonably assigned to you by or on authority of the Company's Board of Directors from time to time.

                  1.3 You will duly, punctually and faithfully perform and observe any and all reasonable rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.

                  1.4 You will report directly to the Company's Board of Directors.

         2.       Term of Employment.

                  2.1 The initial term of this Agreement shall be for the period of years set forth on Exhibit "A" annexed hereto commencing with the date hereof. Thereafter, this Agreement shall be automatically renewed for successive periods of one year, unless you or the Company shall give the other party not less than three (3) months written notice of non-renewal. Your employment with the Company may be terminated at any time as provided in Section 2.2 . If the Company gives you notice of non-renewal, the Company shall be obligated to pay to you as Severance Benefits an amount set forth in Section 7 (prior to a "Change of Control" as defined herein) or Section 8 (following a "Change of Control") of Exhibit "A" hereto, as applicable, plus payment in full of any amounts otherwise due you, less applicable taxes and other required withholdings and any amounts you may owe to the Company.

                  2.2 The Company shall have the right, on written notice to you, to terminate your employment:

                           (a) immediately at any time for "Cause" (as defined herein subject to your right of cure and right to dispute as provided in Section 2.3 herein)stating in such notice the reasons therefor; or

                           (b) at any time, upon not less than seven (7) days written notice, without "Cause" provided the Company shall be obligated to pay to you as Severance Benefits an amount equal to the sums set forth in Sections 7 or 8 of Exhibit "A" hereto, as applicable.

                  If the Company  shall  terminate  your  employment  under this
Section 2, then the Company shall pay to you, in addition to any sums due to you under Section 2.2(b), any sums then due to you through the effective date of your termination, less (i) applicable taxes and other required withholdings, and
(ii) any amounts you may owe to the Company, unless there is a written agreement to the contrary. Payments under Section 2.2 (b) shall not be due or payable if you are terminated at any time for "Cause" or if you voluntarily resign from your employment.

                  2.3 For purposes of Section 2.2 (except as provided in Section 8(c) of Exhibit "A"), the term "Cause" shall mean (a) after 30 days' written notice, willful and continued failure to substantially perform duties assigned consistent with this agreement (other than any such failures resulting from physical or mental illness or death); (b) willful refusal to perform or discharge the duties or responsibilities assigned by the Board of Directors of PLC Systems Inc. provided the same are not illegal, unethical or inconsistent with the position of President and Chief Executive Officer of a corporation and the failure to agree to correct such refusal and perform such duties or responsibilities within two weeks (14 calendar days) after written notice of such failure and subsequent failure to perform; (c) conviction of a felony involving moral turpitude; (d) willful or prolonged absence from work not excused by disability; and (e) falseness of any warranty or representation by you herein or the breach of your obligations under this Agreement or your duties as an employee of the Company to the material detriment of the Company. During the pendency of any such dispute following your termination pursuant to subsection 2.3(a) or (b), the Company will pay you your full compensation plus any benefits provided in Section 4 of Exhibit "A" in effect just prior to the effective date of termination and until the dispute is resolved, but in any event, such payment shall not continue for more than eighteen (18) months and, if a court determines that your employment was terminated without cause, such payments shall be credited to any severance payments due you under Exhibit A. However, if such court issues a final and non-appealable order that the Company had Cause to terminate you then you must return all compensation and the value of all benefits paid and/or provided to you after the effective date of termination.

                  2.4 In the event of the Involuntary Termination of your employment with the Company at any time, the Company hereby irrevocably agrees to provide you with Severance Benefits as defined in Section 7 of Exhibit "A" hereto or payments in the event of a "Change in Control" as defined in Section 8 of Exhibit "A", as applicable. In this regard, the phrase "Involuntary Termination" shall mean any termination of your employment by the Company other than for "cause," as defined in Section 2.3, any notice by the Company not to renew this Agreement pursuant to Section 2.1, or any termination of your employment by you due to any of the following circumstances: (a) a reduction in your Base Salary or Company-paid benefits, (b) a reduction in your eligibility for any Company bonus or other benefit program, (c) a material or substantial change in your title, position, authority or duties, (d) a change of your principal place of employment from Franklin, Massachusetts to another location beyond 20 miles of Franklin, Massachusetts, (e) failure to elect you as a Director of the Company, (f) the breach of any material provision of this Agreement by the Company which is not substantially cured within thirty (30) days following written notice by you to the Chairman of the Board, or (g) failure to establish a reasonable incentive plan.

         3. Compensation. You shall receive the compensation and benefits set forth on Exhibit A hereto ("Compensation") for all services to be rendered by you hereunder and for your transfer of property rights pursuant to an agreement relating to proprietary information and inventions of even date herewith attached hereto as Exhibit C between you and the Company (the "Proprietary Information and Inventions Agreement").

         4. Other Activities During Employment.

                  4.1 Except for any outside directorships currently held by you as listed on Exhibit B hereto, and except with the prior written consent of the Company's Board of Directors, you will not during the term of this Agreement undertake or engage in any other employment, occupation, directorship or business enterprise other than one in which you are an inactive investor, which consent shall not be unreasonably withheld or delayed .

                  4.2 You hereby agree that, except as disclosed on Exhibit B hereto, during your employment hereunder, you will not, directly or indirectly, engage (a) individually, (b) as an officer, (c) as a director, (d) as an employee, (e) as a consultant, (f) as an advisor, (g) as an agent (whether a salesperson or otherwise), (h) as a broker, or (i) as a partner, coventurer, stockholder or other proprietor owning directly or indirectly more than two percent (2%) interest in any firm, corporation, partnership, trust, association, or other organization which is engaged in the development of heart laser systems or any other line of business engaged in or under demonstrable development by the Company (such firm, corporation, partnership, trust, association, or other organization being hereinafter referred to as a "Prohibited Enterprise"). Except as may be shown on Exhibit B hereto, you hereby represent that you are not engaged in any of the foregoing capacities (a) through (i) in any Prohibited Enterprise.

         5. Former Employers.

                  5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior or current employment, consulting agreement or relationship, whether oral or written. You represent and warrant that you do not possess confidential information arising out of any such employment, consulting agreement or relationship which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of Section 5.2.

                  5.2 If, in spite of the second sentence of Section 5.1, you should find that confidential information belonging to any other person or entity might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on behalf of the Company any confidential information belonging to any of your former employers; but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own all information which is common knowledge in the industry or otherwise legally in the public domain.

         6. Proprietary Information and Inventions. You agree to execute, deliver and be bound by the provisions of the Proprietary Information and Inventions Agreement.

         7. Post-Employment Activities.

                  7.1 So long as the Company is not in breach of its obligations to you hereunder, for a period of two (2) years after the termination or expiration, for any reason, of your employment with the Company hereunder, absent the Company's prior written approval, you will not directly or indirectly engage in activities similar or reasonably related to those in which you shall have engaged hereunder during the two years immediately preceding termination or expiration for, nor render services similar or reasonably related to those which you shall have rendered hereunder during such two years to, any person or entity whether now existing or hereafter established which directly competes with (or proposes or plans to directly compete with) the Company ("Direct Competitor") in any line of business engaged in or under development by the Company. Nor shall you entice, induce or encourage any of the Company's other employees to leave the Company's employ or engage in any activity which, were it done by you, would violate any provision of the Proprietary Information and Inventions Agreement or this Section 7. As used in this Section 7.1, the term "any line of business engaged in or under development by the Company" shall be applied as at the date of termination of your employment, or, if later, as at the date of termination of any post-employment consultation.

                 7.2 So long as the Company is not in breach of its obligations to you hereunder, for a period of two (2) years after the termination of your employment with the Company, the provisions of Section 4.2 shall be applicable to you and you shall comply therewith. As applied to such two (2) year post-employment period, the term "any other line of business engaged in or under development by the Company," as used in Section 4.2, shall be applied as at the date of termination of your employment with the Company or, if later, as at the date of termination of any post-employment consultation with the Company.

                  7.3 No provision of this Agreement shall be construed to preclude you from performing the same services which the Company hereby retains you to perform for any person or entity which is not a Direct Competitor of the Company upon the expiration or termination of your employment so long as you do not thereby violate any term of the Proprietary Information and Inventions Agreement.

         8. Remedies. Your obligations under the Proprietary Information and Inventions Agreement and the provisions of Sections 6, 7, 8 and 9 of this Agreement (as modified by Section 10, if applicable) shall survive the expiration or termination of your employment (whether through your resignation or otherwise) with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of the Proprietary Information and Inventions Agreement or Section 7 would be inadequate and you therefore agree that the Company shall be entitled to such injunctive relief in case of any such breach or threatened breach.

         The Company's obligations and those of any successors or assignees of the Company under this Agreement, including but not limited to the severance provisions and other compensation and benefits due to you pursuant to Exhibit "A" hereto, will be a condition of and are to remain those of any successor or assignee. The Company acknowledges that a remedy at law for any breach or threatened breach by the Company, its directors or agents of any of the provisions of Exhibit "A" hereto or of this Agreement generally, or of any extension of this Agreement, would be inadequate and the Company therefore agrees that you shall be entitled to injunctive relief in case of any such breach or threatened breach. In the event of any dispute pursuant to this Agreement, the prevailing party in any litigation or arbitration shall be entitled to prompt reimbursement of reasonable legal fees and related expenses incurred in connection with such dispute.

         9. Assignment. This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or by you, except by operation of law.

         10. Interpretation. IT IS THE INTENT OF THE PARTIES THAT in case any one or


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more of the provisions  contained in this Agreement  shall,  for any reason,  be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it as determined by a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

         11. Notices. Any notice which the Company is required to or may desire to give you shall be given by personal delivery or registered or certified mail, return receipt requested, addressed to you at your address of record with the Company, or at such other place as you may from time to time designate in writing. Any notice which you are required or may desire to give to the Company hereunder shall be given by personal delivery or by registered or certified mail, return receipt requested, addressed to the Company at its principal office, or at such other office as the Company may from time to time designate in writing. The date of personal delivery or the date of mailing any notice under this Section 11 shall be deemed to be the date of delivery thereof.

         12. Waivers. If either party should waive any breach of any provision of this Agreement, such party shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         13. Complete Agreement; Amendments. The foregoing including Exhibits A, B, C and D hereto, is the entire agreement of the parties with respect to the subject matter hereof, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by the Company of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, upon authorization of the Company's Board of Directors.

         14. Headings. The headings of the Sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning of this Agreement.

         15. Counterparts. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.

         16. Governing Law. This Agreement shall be governed by and construed under Massachusetts law. The exclusive venue for any dispute hereunder shall be the Superior Court of the Trial Court of the Commonwealth of Massachusetts in Norfolk County.

         If you are in agreement with the foregoing, please sign your name below and also at the


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bottom of the Proprietary  Information and Inventions Agreement,  whereupon this
Agreement shall become binding in accordance with its terms. Please then return this Agreement to the Company. (You may retain for your records the accompanying counterpart of this Agreement enclosed herewith).

                                      Very truly  yours,
                                      PLC SYSTEMS INC.


                                      By:_________________________

                                      Dr. Robert I. Rudko, Chairman and
                                      Acting President, duly authorized


Accepted and Agreed:



_________________________
Mr. William C. Dow



                                       7










                                                                      EXHIBIT A



                   EMPLOYMENT TERM, COMPENSATION AND BENEFITS
                              OF MR. WILLIAM C. DOW

l. Term. The term of the Agreement to which this Exhibit A is annexed and incorporated shall be for a period from the date of this Agreement (the "Commencement Date") through August 31, 2000.

2.       Compensation.

                  (a) Base Salary. Your Base Salary shall be $300,000.00 per annum through December 31, 1998, payable in accordance with the Company's payroll policies at the rate of $25,000.00 per month. For future years, any increases in Base Salary shall be as established by the Board of Directors. The Base Salary may not be decreased during your employment without your approval.

                  (b) Incentive Plan. The parties agree to establish appropriate incentive compensation plans for each of Fiscal Years 1998 and future fiscal years based on a range of incentive pay ranging from 70% to 120% of 50% of your Base Salary as described in (a) above. Such plan shall be based on the Company attaining certain minimum laser placements, revenue and operating results and other strategic goals equal to at least seventy percent (70%) of your performance plan as approved by the Board of Directors. The parties agree that the incentive compensation for fiscal 1997 will be a guaranteed $50,000.00 payable January 2, 1998.

                  (c) Stock Option Grant. You shall be entitled to receive stock option grants, in the form of the grant letters attached hereto as Exhibits "D-1" and "D-2", to receive a combination of incentive and non-qualified stock options to purchase up to an aggregate of 660,000 shares of the Corporation's Common Stock at an exercise price equal to the fair market value of the Company's Common Stock on your Commencement Date (the fair market value being calculated as described in the Company's Stock Option Plan).

3. Vacation. You shall be entitled to all legal and religious holidays, and four weeks paid vacation per annum. Up to 50% of any unused vacation may be accrued or cashed in based on your then current Base Salary.

4. Insurance and Benefits. You shall be eligible to participate in any health, dental, disability, accident and disability insurance or other group benefit plan, as well as any other plan, program or policy of the Company intended to benefit employees and, in particular, plans designed to benefit principal Company executives (including but not limited to stock incentive plans (other than stock option plans), stock awards, etc.) which may be established by the Company or which the Company is required to maintain by law.

5. Benefit Allowance. The Company shall provide you a benefit allowance of 15% of your Base Salary, payable in equal monthly installments.

6. Retirement Plan. You will be eligible to participate in the Company's 401(k) plan. If the Company elects to make contributions to the Company's 401(k) plan or any Company retirement plans, you will participate in such contributions in accordance with all laws and regulations.

7.        Severance Benefits.

                  (a) When provided for in this Agreement, you shall be entitled to "Severance Benefits". When used in this Agreement, the term Severance Benefits shall mean a total amount equal to (i) 150% of your then current annual Base Salary, plus (ii) 150% of your Incentive Compensation earned for the Company's most recent fiscal year plus
         (iii) all other benefits listed in Section 5 of this Exhibit "A". This total amount shall be paid to you as follows: 33 1/3% of such Severance Benefits shall be paid to you within fourteen (14) days after your effective date of termination and the remaining 66 2/3% shall be paid to you in eighteen (18) equal monthly installments commencing within forty (40) days after the date of your termination of active employment with the Company. If the Company shall have failed to establish an Incentive Compensation plan for you then the amounts due hereunder shall increase from 150% of your then current annual base salary to 225%.

                  (b) In addition, the term "Severance Benefits" shall include the continuation for you and your family, during the Severance Period, as defined below, of all of the other benefits which are provided or available to you on the last day of your actual service with the Company, including your continued accrual and the vesting under the terms of any pension or 401(k) plan then sponsored by the Company to the maximum extent permitted by law. For purposes of this Agreement, the term "Severance Period" means the period of eighteen (18) months beginning on the last day of your active service with the Company.

                  (c) The payments referred to above will be in addition to, and not in substitution for, any accrued and unpaid salary, vacation, pension, retirement or other benefits, unreimbursed expenses or other payments to which you may be otherwise entitled.

                  (d) In the event of your death while you are employed by the Company, your then current Base Salary shall continue to be paid to your legal representative for a period of 120 days following the date of your death; and for a period of three
         (3) years following your death, the Company shall continue to provide to your spouse the health insurance coverage described above. If you die during the Severance Period, all cash amounts which would have been payable to you under this Exhibit "A", unless otherwise provided for herein, shall be paid immediately in accordance with the terms of this Agreement to your estate.

                  (e) You shall not be required to mitigate the amount of any payment the Company becomes obligated to make to you in connection with this Agreement, by seeking other employment or otherwise.

8.       Change in Control.

                  (a) For purposes of this Agreement, "Change in Control" means and shall be deemed to occur if any of the following occurs: (i) the acquisition, after September 1, 1997, by an individual, entity or group [within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 as amended (the "Exchange Act")] of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the
         Exchange Act) of 35% or more of either (A) the outstanding shares of common stock, no par value pr share, of the Company (the "Common Stock"), or (B) the combined voting power of the voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or (ii) Individuals who, on September 1, 1997, constituted the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to September 1, 1997 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or (iii) Approval by the Board of Directors or the shareholders of the Company of a (A) tender offer to acquire any of the Common Stock or voting securities, (B) reorganization, (C) merger or
         (D) consolidation, other than a reorganization, merger or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners, immediately prior to such reorganization, merger or consolidation, of the Common Stock and voting securities beneficially own, directly or indirectly, immediately after such reorganization, merger or consolidation, more than 80% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the Company resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and the voting securities; or (iv) Approval by the Board of Directors or the shareholders of the Company of (A) a complete or substantial liquidation or dissolution of the Company, or
         (B) the sale or other disposition (including by license) of all or substantially all of the assets of the Company, excluding a reorganization of the Corporation under the corporate laws of a state or province other than British Columbia.

                  (b) In the event of a Change in Control during the term of this Agreement or any extension hereof and provided you remain employed by the Company for a period of 12 months thereafter (or if you should die or become permanently disabled during such 12 month period), you (or your estate) will receive, at the one-year anniversary of the Change of Control, a supplemental amount in a lump sum equal to 100% of your current Base Salary and Incentive Compensation paid during the preceding fiscal year, and the fair market value of all other benefits then payable, irrespective of whether you thereafter actually terminate employment with the Company.

                  (c) In the event of your actual termination of employment contemporaneous with or following a Change in Control, except (x) because of your death, (y) by the Company for Cause or Disability (as each is hereinafter defined) or (z) by you other than for Good Reason (as hereinafter defined): (i) you shall be entitled to receive, in lieu of the sums described in this Section 7, an amount equal to 299% of Severance Benefits due determined as if payable under Section 7 above, to be paid in accordance with the terms of this Agreement; and (ii) the following additional provisions shall apply (which provisions shall supersede any other provisions of the Agreement, including but not limited to Section 2 of the Agreement, to the extent such provisions are inconsistent with the following provisions):

                           (1) Disability. For purposes of this Section 8(c), termination by the Company of your employment based on "Disability" shall mean termination because of your absence from your duties with the Company on a full time basis for one hundred eighty (180) consecutive days as a result of your incapacity due to physical or mental illness, unless within thirty (30) days after Notice of Termination (as hereinafter defined) is given to you following such absence, you shall have returned to the full time performance of your duties.

                           (2) Cause. For purposes of this Section 8(c), termination by the Company of your employment for "Cause" shall mean termination for Cause as defined in Section 2.3 of this Agreement.

                           (3)  Good   Reason.   Termination   by  you  of  your
                   employment for "Good Reason" shall mean termination based on:

                           (A) a determination by you, in your reasonable judgment, that there has been a material adverse change in your status or position(s) as President and Chief Executive Officer of the Company as in effect immediately prior to the Change in Control, including, without limitation, a material adverse change in your status or position as a result of a diminution in your duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Company is no longer publicly owned) or the assignment to you of any duties or responsibilities which are inconsistent with such status or position(s), or any removal of you from, or any failure to reappoint or reelect you to, such position(s) (except in connection with the termination of your employment for Cause or Disability or as a result of your death or by you other than for Good Reason);

                           (B) a reduction by the Company in your Base Salary as in effect immediately prior to the Change in Control;

                           (C) the failure by the Company to continue in effect any benefits as described above or other Plan (as hereinafter defined) in which you are participating at the time of the Change in Control of the Company (or Plans providing you with at least substantially similar benefits) other than as a result of the normal expiration of any such Plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Company which would adversely affect your continued participation in any of such Plans on at least as favorable a basis to you as is the case on the date of the Change in Control or which would materially reduce your benefits in the future under any of such Plans or deprive you of any material benefit enjoyed by you at the time of the Change in Control;

                           (D) the failure by the Company to provide and credit you with the number of paid vacation days to which you are then entitled in accordance with the Company's normal vacation policy as in effect immediately prior to the Change in Control;

                           (E) the Company's requiring you to be based at any office that is greater than twenty(20) miles from where your office is located immediately prior to the Change in Control except for required travel on the Company's business to an extent substantially consistent with the business travel obligations which you undertook on behalf of the Company prior to the Change in Control;

                           (F) the failure by the Company to obtain from any Successor (as hereinafter defined) the assent to this Agreement contemplated by Section 8(c)(7) hereof;

                           (G) any purported termination by the Company of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section
                           (8)(c)(4) below (and, if applicable, Section 8(c)(2) above); and for purposes of this Agreement, no such purported termination shall be effective; or

                           (H) the failure by the Company to fulfill any material obligation contained in this Agreement and such breach continues for a period of thirty (30) days following written notice to the Chairman of the Board regarding such breach.

                                    For purposes of this Agreement, "Plan" shall
                   mean any compensation plan or any employee benefit plan such as a thrift, pension, profit sharing, medical, disability, accident, life insurance plan or a relocation plan or policy or any other plan, program or policy of the Company intended to benefit employees and, in particular, such Plans designed to benefit the President and CEO or Company executives

                                    (4)  Notice of  Termination.  Any  purported
                   termination by the Company or by you following a Change in Control shall be communicated by at least seven days' written notice to the other party hereto which indicates the specific termination provision in this Agreement relied upon (the "Notice of Termination").

                                    (5)   Date   of   Termination.    "Date   of
                   Termination" following a Change in Control shall mean (A) if your employment is to be terminated for Disability, thirty
                   (30) days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such thirty (30) day period), (B) if your employment is to be terminated by the Company for any reason other than death or Disability or by you pursuant to Sections 8(c)(3)(F) or 8(c)(7) hereof or for any other Good Reason, the date specified in the Notice of Termination, or
                   (C) if your employment is terminated on account of your death, the day after your death. In the case of termination of your employment by the Company for Cause pursuant to Subsection 8(c)(2) hereof, if you have not previously expressly agreed in writing to the termination, then within thirty (30) days after receipt by you of the Notice of Termination with respect thereto, you may notify the Company that a dispute exists concerning the Termination, in which event the Date of Termination shall be the date set either by mutual written agreement of the parties or by such court having the matter before it. During the pendency of any such dispute, the Company will continue to pay you your full compensation and benefits as provided in Section 4 of this Exhibit "A" in effect just prior to the time the Notice of Termination is given and until the dispute is resolved. However, if such court issues a final and non-appealable order finding that the Company had Cause to terminate you, then you must return all compensation paid to you after the Date of Termination specified in the Notice of Termination previously received by you.

                                    (6) Compensation  Upon Termination or During
                                        Disability; Other Agreements.

                           (A) During any period following a Change in Control of the Company that you fail to perform your duties as a result of incapacity due to physical or mental illness, you shall continue to receive your Base Salary at the rate then in effect and any benefits or awards under any Plan shall continue to accrue during such period, to the extent not inconsistent with such Plans, until and unless your employment is terminated pursuant to and in accordance with this Section 8(c). Thereafter, your benefits shall be determined in accordance with the Plans then in effect.

                           (B) Subject to Section 8 (c) (5), hereof, if your employment is terminated for Cause following a Change in Control of the Company, the Company shall pay to you your Base Salary through the Date of Termination at the rate in effect just prior to the time a Notice of Termination is given plus any benefits or awards which pursuant to the terms of any Plans have been earned or become payable, but which have not yet been paid to you. Thereupon the Company shall have no further obligations to you under this Agreement.

                           (7)      Successors, Binding Agreement.

                           (A) The  Company  will seek,  by  written  request at
                           least five (5) business days prior to the time a Person becomes a Successor (as hereinafter defined), to have such Person, by agreement in form and substance satisfactory to you, assent to the fulfillment of the Company's obligations under this Agreement. Failure of such Person to furnish such assent by the later of (i) three (3) business days prior to the time such Person becomes a Successor or
                           (ii) two (2) business days after such Person receives a written request to so assent shall constitute Good Reason for termination by you of your employment if a Change in Control of the Company occurs or has occurred. For purposes of this Agreement, "Successor" shall mean any person that succeeds to, or has the practical ability to control (either immediately or with the passage of time), the Company's business directly, by merger or consolidation, or indirectly, by purchase of the Company's securities eligible to vote for the election of directors, or otherwise.

                           (B) This Agreement shall inure to the benefit of and be enforceable by your personal legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder if you had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if no such designee exists, to your estate.

                           (C) For purposes of this Section 8, the "Company" shall include any subsidiaries of the Company and any corporation or other entity which is the surviving or continuing entity in respect of any merger, consolidation or form of business combination in which the Company ceases to exist; provided, however, for purposes of determining whether a Change in Control has occurred herein, the term "Company" shall refer to PLC Systems Inc. or its Successor(s).

                  (8)      Fees and Expenses; Mitigation.

                           (A) The Company shall reimburse you, on a current basis, for all reasonable legal fees and related expenses incurred by you in connection with the Agreement following a Change in Control of the Company, including without limitation, (i) all such fees and expenses, if any, incurred in contesting or disputing any termination of your employment or defending yourself in any claim brought by the Company to the effect that your position was frivolous or advanced in bad faith, or (ii) your seeking to obtain or enforce any right or benefit provided by this Agreement, in each case, regardless of whether or not your claim is upheld by a court of competent jurisdiction; provided, however, you shall be required to repay any such amounts to the Company to the extent that a court issues a final and non-appealable order setting forth the determination that the position taken by you was frivolous or advanced by you in bad faith.

                           (B) You shall not be required to mitigate the amount of any payment the Company becomes obligated to make to you in connection with this Agreement, by seeking other employment or otherwise.

                           (C) All payments to be made to you under this Agreement will be subject to required withholding of federal, state and local income and employment taxes.

                           (D) Notwithstanding any other provision of this Agreement, in the event that any payment of benefit received or to be received by you as a result of or in connection with a Change in Control, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company (all such payment and benefits being hereinafter called the "Total Payments") would subject you to the excise tax (the "Excise Tax") imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), then, to the extent necessary to eliminate any such imposition of the Excise Tax (after taking into account any reduction in the Total Payments in accordance with the provisions of any other plan, arrangement or agreement, if any), (a) any non-cash severance payments otherwise payable to you shall first be reduced (if necessary, to zero), and (b) any cash severance payment otherwise payable to you shall next be reduced. For purposes of the immediately preceding sentence, (i) no portion of the Total Payments the receipt or enjoyment of which you shall have effectively waived in writing shall be taken into account, (ii) no portion of the Total Payment shall be taken into account which in the opinion of nationally-recognized tax counsel or certified public accountants (in each case as selected by you) does not constitute a "parachute payment" within the meaning of Section 280G of the Code, including, without limitation, by reason of Section 280G(b)(2) or (b)(4)(A) of the Code, (iii) any payments to you shall be reduced only to the extent necessary so that the Total Payments [other than those referred to in clauses (i) and (ii)] in their entirety constitute reasonable compensation for services actually rendered within the meaning of section 280G(4)(B) of the Code or are otherwise not subject to disallowance as deductions, in the opinion of the tax counsel or the accountants referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by such accountants in accordance with the requirements of Section 280G(d)(3) and (4) of the Code (and such determination shall be reviewed by such tax counsel).

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

                                                                       EXHIBIT B


                    OUTSIDE EMPLOYMENTS AND DIRECTORSHIPS OF

                                 MR. WILLIAM DOW



                       Director - AmeriClean Systems Inc.




                                      B-1










                                                                       EXHIBIT C
                                   ----------

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

                                   ----------

To:      PLC Systems Inc.
         10 Forge Park
         Franklin, Massachusetts  02038

                                                       As of  September  1, 1997

         The undersigned, in consideration of and as a condition of my employment or continued employment by you and/or by companies which you own, control, or are affiliated with or their successors in business (collectively, the "Company"), hereby agrees as follows:

         1. Confidentiality. I agree to keep confidential, except as the Company may otherwise consent in writing, and, except for the Company's benefit, not to disclose or make any use of at any time either during or subsequent to my employment, any Inventions (as hereinafter defined), trade secrets, confidential information, knowledge, data or other information of the Company relating to products, processes, know-how, designs, formulas, test data, customer lists, business plans, marketing plans and strategies, pricing strategies, or other subject matter pertaining to any business of the Company or any of its affiliates, which I may produce, obtain, or otherwise acquire during the course of my employment, except as herein provided. I further agree not to deliver, reproduce or in any way allow any such trade secrets, confidential information, knowledge, data or other information, or any documentation relating thereto, to be delivered to or used by any third parties without specific direction or consent of a duly authorized representative of the Company, except as may be required by law and with the exception of information rightfully within the public domain.

         2. Conflicting Employment; Return of Confidential Material. In accordance with the provisions of the Key Employment Agreement between myself and the Company of same date, I agree that during my employment with the Company I will not engage in any other employment, occupation, consulting or other activity relating to the business in which the Company is now or may hereafter become engaged, or which would otherwise conflict with my obligations to the Company. In the event my employment with the Company terminates for any reason whatsoever, I agree to promptly surrender and deliver to the Company all records, materials, equipment, drawings, documents and data of which I may obtain or produce during the course of my employment, and I will not take with me any description containing or pertaining to any confidential information, knowledge or data of the Company which I may produce or obtain during the course of my employment.


                                      C-1





         3.       Assignment of Inventions.

                  3.1 I hereby acknowledge and agree that the Company is the owner of all Inventions. In order to protect the Company's rights to such Inventions, by executing this Agreement I hereby irrevocably assign to the Company all my right, title and interest in and to all Inventions to the Company.

                  3.2 For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, technologies, devices, or improvements in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) during the period of my employment with the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to me or any work performed by me for or on behalf of the Company.

                   3.3 Any discovery, process, design, technology, device, or improvement in any of the foregoing or other ideas, whether or not patentable and whether or not reduced to practice, made or conceived by me (whether solely or jointly with others) which I develop entirely on my own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (a) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (b) does not result, directly or indirectly, from any work performed by me for the Company.

         4. Disclosure of Inventions. I agree that in connection with any Invention, I will promptly disclose such Invention to my immediate superior at the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement. My disclosure shall be received in confidence by the Company.

         5. Patents and Copyrights; Execution of Documents.

                  5.1 Upon request, I agree to assist the Company or its nominee (at its expense) during and at any time subsequent to my employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patents and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. I agree to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

                   5.2 In connection with this Agreement, I agree to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in

                                      C-2






obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

          6. Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (in the form of notes, sketches, drawings and other records as may be specified by the Company), which records shall be available to and remain the sole property of the Company at all times.

         7. Prior Inventions. It is understood that all Personal Inventions, if any, whether patented or unpatented, which I made prior to my employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, I have set forth on Schedule A attached hereto a complete list of all of my prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. I represent and covenant that the list is complete and that, if no items are on the list, I have no such prior Personal Inventions. I agree to notify the Company in writing before I make any disclosure or perform any work on behalf of the Company which appears to threaten or conflict with proprietary rights I claim in any Personal Invention. In the event of my failure to give such notice, I agree that I will make no claim against the Company with respect to any such Personal Invention.

         8. Other Obligations. I acknowledge that the Company from time to time may have agreements with other persons or with the U.S. Government or agencies thereof, which impose obligations or restrictions on the Company regarding Inventions made during the course of work thereunder or regarding the confidential nature of such work. I agree to be bound by all such obligations and restrictions and to take all action necessary to discharge the Company's obligations.

         9. Trade Secrets of Others. I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by me in confidence or in trust prior to my employment with the Company, and I will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. I agree not to enter into any agreement either written or oral in conflict herewith.

         10. Modification. I agree that any subsequent change or changes in my employment duties, salary or compensation or, if applicable, in any Employment Agreement between the Company and me, shall not affect the validity or scope of this Agreement.

         11. Successors and Assigns. This Agreement shall be binding upon my heirs, executors, administrators or other legal representatives and is for the benefit of the Company, its successors and assigns.



                                      C-3





         12. Interpretation. IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. MOREOVER, IT IS THE INTENT OF THE PARTIES THAT in case any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, such provision shall be construed by limiting and reducing it in accordance with a judgment of a court of competent jurisdiction, so as to be enforceable to the extent compatible with applicable law.

         13. Waivers. If either party should waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.

         14. Complete Agreement, Amendments. I acknowledge receipt of this Agreement, and agree that with respect to the subject matter thereof it is my entire agreement with the Company, superseding any previous oral or written communications, representations, understandings, or agreements with the Company or any officer or representative thereof. Any amendment to this Agreement or waiver by either party of any right hereunder shall be effective only if evidenced by a written instrument executed by the parties hereto, and, in the case of the Company, upon written authorization of the Company's Board of Directors.

         15. Headings and Counterparts; Governing Law. The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning thereof. This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement. This Agreement shall be governed and construed under Massachusetts law.

         17 Employment Status. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company to terminate the employment of the Employee.

                                       EMPLOYEE



                                       _____________________________
                                       William C. Dow
Accepted and Agreed:
PLC SYSTEMS INC.


By:______________________________________________________
     Dr. Robert I. Rudko, Chairman and  Acting President


                                      C-4




                                                                      SCHEDULE A


                            LIST OF PRIOR INVENTIONS


                                         Identifying Number of
Title             Date                   Brief Description
-----             ----                   -----------------

                                         NONE














                                      C-5











                                PLC SYSTEMS INC.
                                  10 Forge Park
                          Franklin, Massachusetts 02038



                                                                     EXHIBIT D-1


                                                  August 15, 1997


Mr. William C. Dow
8 Brayton Avenue
East Greenwich, Rhode Island  02818


Dear Bill:

         I am pleased to advise you that PLC SYSTEMS INC. (the "Company"), pursuant to its 1995 Stock Option Plan (the "1995 Plan"), has awarded you an incentive stock option to purchase up to 15,534 shares of the Common Stock, no par value per share, of the Company at a price of $12.875 per share, for a total exercise price of $200,000.00. The Company is making this offer to "share the business" with valued employees such as yourself. We hope that by owning a piece of the Company you will continue your efforts at helping the Company grow and succeed.

         The following terms and conditions are applicable with respect to this option, and your signature below shall constitute your acknowledgment and acceptance of same:

         (a) This option shall not be transferrable under any circumstances except by operation of law. During your lifetime, this option is only exercisable by you, and after your death, is only exercisable by your estate.

         (b) The price at which this option may be exercised shall be $12.875 per share, for a total exercise price of $200,000.00.

         (c) This option is exercisable prior to August 15, 2007 as follows: 7,767 shares shall vest immediately and 7,767 shares shall vest on January 1, 1998, subject to the following terms:

                  (1) In the event of termination of your employment with the Company (or a parent or subsidiary of the Company) for any reason other than death or disability as defined in Internal Revenue Code
                           Section 22 (e)(3), as amended (the "Code"), all unexercised options shall terminate ninety (90) days following the effective date of your termination.



                                      C-6



                  (2) In the event of termination of your employment as a result of your death, the outstanding options exercisable by you at the date of your death may be exercised by your estate until one (1) year from the date of your death, but in no event no later than August 15, 2007.

                  (3) In the event of termination of your employment as a result of your disability, as above defined, or in the event of a disability that lasts for more than ninety (90) days, all outstanding options exercisable by you at the date of such termination shall terminate one (1) year from the date your employment terminates, but in any event no later than August 15, 2007.

         (d) Subject to the foregoing, this option may be exercised in whole or part from time to time, provided, however, that an option may not be exercised as to less than 100 shares at any one time unless it is being exercised in full and the balance of the shares subject to option is less than 100.

         (e) The shares of Common Stock underlying this option and the exercise price therefore shall be appropriately adjusted from time to time for stock splits, reverse splits, stock dividends and reclassifications of shares.

         (f) In the event of a sale or acquisition of substantially all of the stock or assets of the Company, the Company shall give at least thirty (30) days' notice of such an event to you and you may exercise up to 100% of this option. If you do not exercise the option within thirty (30) days of such notice, all unexercised portions of this option shall terminate and be of no further force or effect.

         Exercising options may not be a prudent business decision for some employees. Therefore, we urge you to review this opportunity carefully and make a decision to exercise options only if your personal financial situation makes this a wise choice.

         When you wish to exercise this stock option, please refer to the provisions of this letter and then correspond in writing with the Secretary of the Company. Further, please indicate your acknowledgment and acceptance of this option by signing the enclosed copy of this letter and returning it to the undersigned.

                                          Very truly yours,

                                          PLC SYSTEMS INC.


                                          By:_____________________________
                                                Dr. Robert I. Rudko, Chairman
                                                and Acting President



                                       C-7




ACKNOWLEDGMENT AND ACCEPTANCE:



_______________________________
William C. Dow

















                                      C-8








                                PLC SYSTEMS INC.
                                  10 Forge Park
                          Franklin, Massachusetts 02038

                                                                    EXHIBIT D-2
                                                        August 15, 1997


Mr. William C. Dow
8 Brayton Avenue
East Greenwich, Rhode Island  02818



Dear Bill:

         I am pleased to advise you that PLC SYSTEMS INC. (the "Company"), pursuant to its 1997 Executive Stock Option Plan (the "1997 Plan"), has awarded you a non-qualified stock option to purchase up to 644,466 shares of the Common Stock, no par value per share, of the Company at a price of $12.875 per share, for a total exercise price of $8,297,499.75. The Company is making this offer to "share the business" with valued employees such as yourself. We hope that by owning a piece of the Company you will continue your efforts at helping the Company grow and succeed.

         The following terms and conditions are applicable with respect to this option, and your signature below shall constitute your acknowledgment and acceptance of same:

         (a) This option shall not be transferrable under any circumstances except by operation of law. During your lifetime, this option is only exercisable by you, and after your death, is only exercisable by your estate.

         (b)      The  price at which  this  option  may be  exercised  shall be
                  $12.875   per   share,   for  a  total   exercise   price   of
                  $18,297,499.75.

         (c) This option is exercisable commencing immediately and at any time hereafter prior to August 15, 2007, subject to the following terms:

                  (1) In the event of termination of your employment with the Company (or a parent or subsidiary of the Company) for any reason other than death or disability as defined in Internal Revenue Code
                           Section 22 (e)(3), as amended (the "Code"), all unexercised options shall terminate ninety (90) days following the effective date of your termination and all unvested options shall terminate immediately.

                                      C-9






                  (2) All options which have vested at the time you have ceased employment with the Company due to death or disability shall be exercisable through August 15, 2007.

        (d) The maximum extent to which this option may be exercised (except as provided in Subsection (g) below) is as follows:

                  (1) 115,000 shares shall vest upon the earlier of (i) receipt by the Company of premarket approval for its Heart Laser from the U.S. Food and Drug Administration, or (ii) August 15, 2000.

                  (2) 115,000 shares shall vest upon the earlier of (i) the release of audited financial statements by the
                           Company for a completed fiscal year in which the Company reports positive earnings after taxes (exclusive of extraordinary items of gain or loss), or (ii) August 15, 2000.

                  (3) 115,000 shares shall vest upon the earlier of (i) the 30th consecutive trading day when the Company's closing price for its Common Stock as reported by the American Stock Exchange (or, if the Company is not then trading its Common Stock on the American Stock Exchange, on the exchange on which the Company's Common Stock is then listed) exceeds $15.00 per share, or (ii) August 15, 2000.

                  (4) 50,000 shares shall vest upon the earlier of (i) the 30th consecutive trading day when the Company's closing price for its Common Stock as reported by the American Stock Exchange (or, if the Company is not then trading its Common Stock on the American Stock Exchange, on the exchange on which the Company's Common Stock is then listed) exceeds $18.00 per share, or (ii) August 15, 2002

                  (5) 50,000 shares shall vest upon the earlier of (i) the 30th consective trading day when the Company's closing price for its Common Stock as reported by the American Stock Exchange (or, if the Company is not then trading its Common Stock on the American Stock Exchange, on the exchange on which the Company's Common Stock is then listed) exceeds $21.50 per share, or (ii) August 15, 2002

                  (6) 50,000 shares shall vest upon the earlier of (i) the 30th consective trading day when the Company's closing price for its Common Stock as reported by the American Stock Exchange (or, if the Company is not then trading its Common Stock on the American Stock Exchange, on the exchange on which the Company's Common Stock is then listed) exceeds $35.00 per




                                      C-10






                           share, or (ii) August 15, 2002

                  (7) 50,000 shares shall vest upon the earlier of (i) the 30th consective trading day when the Company's closing price for its Common Stock as reported by the American Stock Exchange (or, if the Company is not then trading its Common Stock on the American Stock Exchange, on the exchange on which the Company's Common Stock is then listed) exceeds $40.00 per share, or (ii) August 15, 2002

                  (8)       20,983 shares shall vest immediately.

                  (9)       20,983 shares shall vest on December 1, 1997.

                  (10)      28,750 shares shall vest on March 1, 1998.

                  (11)      28,750 shares shall vest on June 1, 1998.


         (e) Subject to the foregoing, this option may be exercised in whole or part from time to time, provided, however, that an option may not be exercised as to less than 100 shares at any one time unless it is being exercised in full and the balance of the shares subject to option is less than 100.

         (f) The shares of Common Stock underlying this option and the exercise price therefore shall be appropriately adjusted from time to time for stock splits, reverse splits, stock dividends and reclassifications of shares.

         (g) In the event of a sale or acquisition of substantially all of the stock or assets of the Company, the Company shall give at least thirty (30) days' notice of such an event to you and you may exercise up to 100% of this option, whether previously vested or unvested. If you do not exercise the option within thirty (30) days of such notice, all unexercised portions of this option shall terminate and be of no further force or effect.

         Exercising options may not be a prudent business decision for some employees. Therefore, we urge you to review this opportunity carefully and make a decision to exercise options only if your personal financial situation makes this a wise choice.

         When you wish to exercise this stock option, please refer to the provisions of this letter and then correspond in writing with the Secretary of the Company. Further, please indicate your acknowledgment and acceptance of this option by signing the enclosed copy of this letter and returning it to the undersigned.

                                                              Very truly yours,



                                      C-11






                                         PLC SYSTEMS INC.


                                          By:_____________________________
                                                Dr. Robert I. Rudko, Chairman
                                                and Acting President



ACKNOWLEDGMENT AND ACCEPTANCE:


______________________________
William C. Dow






                                      C-12